Exhibit 3.2







                                     BYLAWS

                                       OF

                                  CENVEO, INC.
                            (A COLORADO CORPORATION)










                       AS AMENDED EFFECTIVE APRIL 17, 2005


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                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I
                                     OFFICES

Section 1.1.      Registered Office and Agent...............................  1
Section 1.2.      Offices...................................................  1


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 2.1.      Annual Meetings...........................................  1
Section 2.2.      Special Meetings..........................................  1
Section 2.3.      Notice of Meetings........................................  2
Section 2.4.      Quorum....................................................  2
Section 2.5.      Adjournments..............................................  2
Section 2.6.      Voting; Proxies...........................................  2
Section 2.7.      Action by Consent of Stockholders.........................  2
Section 2.8.      List of Stockholders Entitled to Vote.....................  3
Section 2.9.      Fixing Record Date........................................  3
Section 2.10.     Inspectors of Stockholders' Request for Special Meeting...  3
Section 2.11.     Effectiveness of Stockholders' Request for Special
                  Meeting...................................................  4
Section 2.12      Business to be Brought Before Any Meeting of
                  Stockholders..............................................  4

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 3.1.      Number; Qualifications....................................  5
Section 3.2.      Vacancies.................................................  5
Section 3.3.      Powers....................................................  5
Section 3.4.      Resignations..............................................  5
Section 3.5.      Regular Meetings..........................................  5
Section 3.6.      Special Meetings..........................................  5
Section 3.7.      Notice of Meetings........................................  6
Section 3.8.      Quorum; Vote Required for Action..........................  6
Section 3.9.      Action by Consent of Directors............................  6
Section 3.10.     Telephonic Meetings Permitted.............................  6
Section 3.11.     Compensation..............................................  6
Section 3.12.     Removal...................................................  6
Section 3.13.     Committees................................................  7
Section 3.14.     Nomination of Directors...................................  7


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Section 3.15.     Director Emeritus.........................................  8

                                   ARTICLE IV
                                     NOTICES

Section 4.1.      Notices...................................................  8
Section 4.2.      Waiver of Notice..........................................  8

                                    ARTICLE V
                                    OFFICERS

Section 5.1.      Election; Qualifications; Term of Office;
                  Resignation; Removal; Vacancies...........................  9
Section 5.2.      Powers and Duties.........................................  9


                                   ARTICLE VI
                                      STOCK

Section 6.1.      Certificates..............................................  9
Section 6.2.      Certificates Issued for Partly Paid Shares................  9
Section 6.3.      Facsimile Signatures......................................  9
Section 6.4.      Lost, Stolen or Destroyed Stock Certificates;
                  Issuance of New Certificates..............................  9
Section 6.5.      Transfer of Stock.........................................  9


                                   ARTICLE VII
                               GENERAL PROVISIONS

Section 7.1.      Dividends.................................................  10
Section 7.2.      Fiscal Year...............................................  10
Section 7.3.      Seal......................................................  10
Section 7.4.      Amendments................................................  10


                                  ARTICLE VIII
                                 INDEMNIFICATION


                                      -ii-


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                                     ******

                                     BYLAWS

                                       OF

                                  CENVEO, INC.

                                     ******


                                    ARTICLE I
                                     OFFICES

        Section 1.1. Registered Office and Agent. The initial registered office shall be 23 Inverness Way East, Englewood, Colorado 80112, and the name of the initial registered agent of the corporation at such address shall be Roger Wertheimer, Vice-President, General Counsel and Secretary.

        Section 1.2. Offices. The corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        Section 2.1. Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Colorado, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as may properly be brought before the meeting.

        Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Articles of Incorporation, may be called at any time by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any request by a stockholder for a special meeting, shall state the purpose or purposes of the proposed meeting, in accordance with the requirements of Section 2.12 of Article II, and shall include all of the information required by such Section 2.12. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The time, date and place of any special meeting shall be determined by the Board of Directors. In the case of a special meeting requested by


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stockholders,  the Board of Directors  shall,  within 30 days from the date such request became effective in accordance with these Bylaws, set a place, time and date for such meeting, which date shall be not later than 90 days from the date such request became effective in accordance with these Bylaws.


        Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        Section 2.4. Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 2.5. Adjournments. Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

        Section 2.6. Voting; Proxies. Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

        Section 2.7. Action by Consent of Stockholders. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a


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consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote thereon.


        Section 2.8. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.9. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. The Board of Directors shall not close the books of the corporation against transfer of shares during the whole or any part of such period. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 2.10. Inspectors of Stockholders' Request for Special Meeting. In the event of the delivery, in the manner provided by Sections 2.2 and 2.12 of
Article II, to the corporation of the requisite request for a special meeting of stockholders, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the request. For the purpose of permitting the inspectors to perform such review, no request for a special meeting of stockholders shall be effective until such date as the independent inspectors certify to the corporation that the request delivered to the corporation in accordance with Sections 2.2 and 2.12 of Article II represents at least the minimum number of votes that would be necessary to cause the corporation to call a special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any such request, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).


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        Section  2.11.   Effectiveness  of  Stockholders'  Request  for  Special
Meeting. Every stockholder request for a special meeting shall bear the date of signature of each stockholder whosigns the request, and no such request shall be effective to cause the corporation to call a special meeting unless, within 60 days of the earliest dated request received in accordance with Sections 2.2 and
2.12 of Article II, requests signed by a sufficient number of stockholders to cause the corporation to call a special meeting of stockholders are delivered to the corporation in the manner prescribed in Sections 2.2 and 2.12 of Article II. Each such request shall be valid and effective only if each stockholder submitting such request was a record holder of the shares covered by such stockholder's request both as of the date such submitting stockholder signed the request and as of the date requests signed by a sufficient number of holders to cause the corporation to call a special meeting of stockholders are delivered to the corporation in the manner prescribed in Sections 2.2 and 2.12 of Article II.


        Section 2.12. Business to be Brought Before Any Meeting of Stockholders. To be properly brought before any meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in Section
2.2 and this Section 2.12 of Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.2 and this Section 2.12 of Article II. In addition to any other applicable requirements, for business to be brought before any meeting of stockholders by a stockholder of the corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice related to the business to be conducted at any annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation in the case of each subsequent annual meeting of stockholders. To be timely, a stockholder's notice related to the business to be conducted at any special meeting must be submitted to the corporation with the request for a special meeting of stockholders. A public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder notices. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the corporation which are owned beneficially by the stockholder,
(iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 2.12 of Article II.


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The chairman of the meeting shall,  if the facts warrant,  determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12 of Article II, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.12 of Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12 of Article II.

                                   ARTICLE III
                               BOARD OF DIRECTORS

        Section 3.1. Number; Qualifications. The number of directors shall be as fixed in such a manner as may be determined by the vote of not less than a majority of the directors then in office, but shall not be less than one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. A director need not be a stockholder of the corporation. A majority of the directors may elect from its members a chairman, who shall also serve as chairman of any annual or special meeting of the stockholders. The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

        Section 3.2. Vacancies. Any vacancy in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

        Section 3.3. Powers. The business affairs and property of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.4. Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Colorado, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

        Section 3.6. Special Meetings. Special meetings of the Board of Directors may be held whenever called by (i) the Chairman of the Board; (ii) the President; (iii) the President or


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Secretary  on the written  request of a majority of the Board of  Directors;  or
(iv) resolution adopted by the Board of Directors. Special meetings may be held within or without the State of Colorado as may be stated in the notice of the meeting.

        Section 3.7. Notice of Meetings. Written notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors must be given to each director at least one day prior to the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

        Section 3.8. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present. Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        Section 3.9. Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the board or the committee of the board, as the case may be, consent thereto in writing, which may be in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee thereof. Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

        Section 3.10. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

        Section 3.11. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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        Section   3.12.   Removal.   Except  as  provided  in  the  Articles  of
Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and, if the notice so provides, the vacancy or vacancies caused by such removal may be filled at such meeting by a vote of the majority of the shares entitled to vote at an election of directors.

        Section 3.13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee. The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

        Section 3.14. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 3.14 of Article III, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.14 of Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the corporation, not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the corporation for the election of directors, not later than the closing of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the


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stockholder proposes to nominate for election or re-election as a director,  all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or isotherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

        In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

        No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
3.14 of Article III. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

        Notwithstanding the foregoing provisions of this Section 3.14 of Article III, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14 of Article III.

        Section 3.15. Director Emeritus. The Board of Directors may, from time to time, by majority vote, elect one or more of its former directors to serve as director emeritus for one or more consecutive one-year terms or until earlier resignation or removal by a majority of the Board of Directors. Directors emeritus may be asked to serve as consultants to the Board of Directors and may be appointed by the Board of Directors to serve as consultants to committees of the Board of Directors. Directors emeritus may be invited to attend meetings of the Board of Directors or any committee of the Board of Directors for which they have been appointed to serve as consultants. Directors emeritus shall not be permitted to vote on matters brought before the Board of Directors or any committee thereof and shall not be counted for the purpose of determining whether a quorum of the Board or a committee is present. Directors emeritus will be entitled to receive fees and reimbursement for expenses of meeting attendance, and to participate in the long-term incentive programs offered to directors, as recommended by the Chairman and approved by the Compensation Committee of the Board of Directors. Directors emeritus may be removed at any time by the Board of Directors. A director emeritus (whether or not a former employee) shall not be considered an officer, employee or agent of the Company for any purpose, and shall not have any of the responsibilities or liabilities of a director, nor any of a director's


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rights, powers or privileges. Reference in these bylaws of "directors" shall not mean or include emeritus directors.


                                   ARTICLE IV
                                     NOTICES

        Section 4.1. Notices. Whenever any notice is required to be given under the provisions of these Bylaws or of the Articles of Incorporation to any director or stockholder, such notice must be in writing and may be given in person, in writing or by mail, telegram, telecopy or other similar means of visual communication, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given (i) if by mail, at the time when the same shall be deposited in the United States mail and (ii) otherwise, when such notice is transmitted.

        Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Bylaws or of the Articles of Incorporation to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

        Section 5.1. Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board, a Chairman of the Board, a President, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents and other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person. The officers of the corporation shall hold office until their successors are chosen and qualified, except that any officer may resign at any time by written notice to the corporation and the Board of Directors may remove any officer at any time at its discretion with or without cause. Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

        Section 5.2. Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, if one is elected, and otherwise the President, shall preside at all meetings of the Board. The President shall preside at all meetings of the Stockholders.




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


                                   ARTICLE VI
                                      STOCK

        Section 6.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 6.2. Certificates Issued for Partly Paid Shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Section 6.3. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 6.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6.5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the corporation to issue a new


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


certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        Section 7.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 7.2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

        Section 7.3. Seal. The seal of the corporation shall be in such form as the Board of Directors shall prescribe.

        Section 7.4. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or, unless expressly prohibited by a particular Bylaw, by the Board of Directors (i) at any regular meeting of the stockholders or of the Board of Directors (ii) or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws shall be contained in the notice of such special meeting. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.


                                  ARTICLE VIII
                                 INDEMNIFICATION

        The corporation shall be authorized to indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as the same exists or may hereafter be amended (the "Act"), to the fullest extent permitted by the Act; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.


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